UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): MAY 3, 2006
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 3, 2006, Quanta Services (“Quanta” or the “Company”) completed the offering of $143.75 million aggregate principal amount of its 3.75% Convertible Subordinated Notes due 2026 (the “Notes”). The Notes were offered and sold to the initial purchasers in reliance on Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). The offers and resales of the Notes by the initial purchasers were made to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act in accordance with Rule 144A under the Securities Act.
In connection with the issuance and sale of the Notes, the Company entered into an indenture (the “Indenture”), dated as of May 3, 2006, between the Company and Wells Fargo Bank, National Association, as trustee. The description of the Notes and the Indenture set forth below in Item 2.03 is hereby incorporated into this Item 1.01 by reference.
In connection with the issuance and sale of the Notes, the Company also entered into a registration rights agreement, (the “Registration Rights Agreement”), dated as of May 3, 2006, with Banc of America Securities LLC, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, in their capacity as representatives of the initial purchasers of the Notes (collectively, the “Initial Purchasers”). Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes within 120 days after the issuance of the Notes, and to use its commercially reasonable efforts to cause the shelf registration statement to become effective within 210 days after the issuance of the Notes. The Company will use its commercially reasonable efforts to keep the shelf registration statement effective until the earliest of (i) two years after the last date of the original issuance of any of the Notes, (ii) the sale pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force of all the Notes or the shares of common stock issuable upon conversion of the Notes, (iii) the date when all the Notes or shares of common stock issued upon conversion cease to be outstanding, or (iv) the date when the holders of the Notes and the common stock issuable upon conversion thereof are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any similar provision then in force. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the resale of the Notes and the underlying common stock and to maintain the shelf registration statement effective. A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 99.1 to this report.
The Initial Purchasers and their affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company or its affiliates for which they receive customary fees. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent under the Company’s existing senior secured credit facility, and Bank of America, N.A. and JPMorgan Chase, an affiliate of J.P. Morgan Securities Inc., and affiliates of certain of the other Initial Purchasers of the Notes are lenders under the Company’s existing revolving credit facility. Credit Suisse Securities (USA) LLC indirectly owns less than one percent of the outstanding common stock of the Company as a result of its investment in third party funds.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 3, 2006, the Company completed the offering of $143.75 million aggregate principal amount of its 3.75% Convertible Subordinated Notes due 2026 (the “Notes”). The terms and conditions of the Notes and related matters are set forth in the Indenture, dated as of May 3, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). A copy of the Indenture, including the form of the Note, the terms of which are incorporated herein by reference, is attached as Exhibit 99.2 to this report.
The Notes rank junior in right of payment to all of the Company’s existing and future senior indebtedness, including indebtedness under the Company’s existing senior secured credit facility. The Notes rank equally in right of payment to all of the Company’s other subordinated indebtedness and are effectively subordinated in right of payment to the existing and future indebtedness and other liabilities of the Company’s subsidiaries, including trade payables. The Notes bear interest at 3.75% per annum payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2006. The Notes will mature on April 30, 2026. Beginning with the six-month interest period commencing on April 30, 2010, and for each six-month interest period thereafter, the Company will pay contingent interest during the applicable interest period if the average trading price of the Notes reaches a specified threshold. The contingent interest payable within any applicable interest period will equal an annual rate of 0.25% of the average trading price of the Notes during a five trading day reference period.
The Company’s obligations under the Notes are not guaranteed by the Company’s subsidiaries or any third party.
The Notes are convertible, based on an initial conversion rate of 44.6229 shares of common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $22.41 per share), subject to adjustment, only in the following circumstances:
•	during any fiscal quarter (and only during such fiscal quarter), if the closing price of the Company’s common stock for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the applicable conversion price per share;

•	if the Company calls the Notes for redemption;

•	if specified distributions to holders of the Company’s common stock are made, or specified corporate transactions occur; and

•	at any time on or after March 1, 2026 through the business day immediately preceding the maturity date of the Notes.
Upon conversion, the Company has the right to deliver, in lieu of common stock, cash or a combination of cash and common stock in the amounts described in the Indenture. Holders who convert their Notes in connection with certain change in control transactions may be entitled to a make whole premium in the form of an increase in the conversion rate. In the event of a change in control, in lieu of paying holders a make whole premium, if applicable, the Company may elect, in some circumstances, to adjust the conversion rate and related conversion obligations so that the Notes are convertible into shares of the acquiring or surviving company.
Prior to April 30, 2010, the Notes are not redeemable. At any time on or after April 30, 2010 until April 30, 2013, the Company may redeem for cash all or part of the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest, if the closing price of the Company’s common stock reaches a specified threshold. In addition, the Company may redeem for cash all or part of the Notes at any time on or after April 30, 2010 at the redemption prices specified in the Indenture, plus accrued and unpaid interest.
The holders of the Notes have the ability to require the Company to repurchase all or a part of the Notes in cash on each of April 30, 2013, April 30, 2016 and April 30, 2021, and in the event of a change in control of the Company, at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.
Upon the occurrence of customary events of default, the principal amount of the outstanding Notes, plus accrued and unpaid interest, may be declared immediately due and payable. Events of default also include a cross-default provision with the Company’s other debt instruments exceeding $20.0 million in borrowings.
Item 3.02 Unregistered Sales of Equity Securities
On May 3, 2006, the Company completed the offering of $143.75 million aggregate principal amount of its 3.75% Convertible Subordinated Notes due 2026 (the “Notes”).
The information contained in Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2006 regarding the offer and sale of the Notes is incorporated into this Item 3.02 by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Exhibit

99.1	Registration Rights Agreement, dated May 3, 2006, between Quanta Services, Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC

99.2	Indenture, dated as of May 3, 2006, between Quanta Services, Inc. and Wells Fargo Bank, National Association, as trustee

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 4, 2006

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President & General Counsel

Exhibit Index

Exhibit No.	Exhibit

99.1	Registration Rights Agreement, dated May 3, 2006, between Quanta Services, Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC

99.2	Indenture, dated as of May 3, 2006, between Quanta Services, Inc. and Wells Fargo Bank, National Association, as trustee